UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 21, 2020
Date of Report
(Date of earliest event reported)

MSB Financial Corp.
(Exact name of Registrant as specified in its Charter)

Maryland	001-37506	34-1981437
(State or other jurisdiction of incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

1902 Long Hill Road, Millington, New Jersey	07946-0417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(908) 647-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MSBF	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN REPORT

Item 8.01	Other Events

On April 21, 2020, the Registrant issued a press release to announce that its Board of Directors had declared a special cash dividend of $0.22 per share on its outstanding common stock, payable on or about May 26, 2020, to stockholders of record as of the close of business on May 12, 2020. A copy of the press release is filed herewith as Exhibit 99.1, and is incorporated in its entirety by reference herein.
Additional Information
This communication refers to the proposed merger between Kearny and the Company. This material is not a solicitation of any vote or approval of stockholders of the Company and is not a substitute for the proxy statement/prospectus or any other documents the Company may send to its shareholders in connection with the proposed merger. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.
Investors and stockholders are urged to carefully review and consider each of Kearny’s and MSBF’s public filings with the SEC, including, but not limited to, their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. The documents filed by Kearny with the Securities and Exchange Commission (the “SEC”) may be obtained at the SEC’s Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, from Kearny at www.kearnybank.com under the tab “About” under “Investor Relations” or by requesting them in writing to Kearny Financial Corp., 120 Passaic Avenue, Fairfield, New Jersey 07004, Attention: Gail Corrigan, or from MSBF at www.millingtonbank.com under the tab “About Us” under “Investor Relations” or by requesting them in writing to MSB Financial Corp., 1902 Long Hill Rd, Millington, NJ 07946 Attention: Nancy Schmitz. In connection with the proposed merger, Kearny has filed with the SEC a registration statement on Form S-4 that includes a proxy statement of the Company and a prospectus of Kearny, as well as other relevant documents concerning the proposed merger.
Investors and stockholders are urged to carefully read the entire registration statement and proxy statement regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Copies of the registration statement and proxy statement/prospectus and the filings that will be incorporated by reference therein, as well as other filings containing information about Kearny and the Company, when they become available, may be obtained at the SEC’s Internet site (www.sec.gov). Free copies of these documents may be obtained as described in the preceding paragraph.
MSBF and Kearny and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Kearny and MSBF in connection with the proposed merger. Information about the directors and executive officers of Kearny is set forth in the proxy statement for the Kearny 2019 annual meeting of stockholders, as filed with the SEC on Schedule 14A on September 13, 2019. Information about the directors and executive officers of MSBF is set forth in the proxy statement for the MSBF 2019 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 18, 2019. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the proxy statement/prospectus and other relevant documents regarding the proposed merger to be filed with the SEC when they become available. Free copies of these documents may be obtained as described above.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated April 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.
	By:	/s/ Michael A. Shriner
Date: April 21, 2020		Michael A. Shriner President and Chief Executive Officer